Exhibit 99.1

Contact: Amy Agallar (414) 347-3706 investor.relations@sensient.com

Sensient Technologies Corporation
Reports Results for the Quarter Ended December 31, 2024

MILWAUKEE— February 14, 2025 — Sensient Technologies Corporation (NYSE: SXT), a leading provider of flavors and colors for the food, pharmaceutical, and personal care markets, today reported financial results for the fourth quarter ended December 31, 2024.

Fourth Quarter Consolidated Results

•	Reported revenue increased 7.8% to $376.4 million in the fourth quarter of 2024 versus last year’s fourth quarter results of $349.3 million. On a local currency basis(1), revenue increased 8.9%.

•
Reported operating income increased to $42.0 million compared to $8.1 million recorded in the fourth quarter of 2023. In the fourth quarter of 2024, the Company recorded $0.9 million of costs related to its Portfolio Optimization Plan versus last year’s $27.8 million in the fourth quarter. Local currency adjusted operating income(1) and local currency adjusted EBITDA(1) increased 20.8% and 18.8%, respectively, in the fourth quarter, with each increasing primarily as a result of higher sales volumes.

•
Reported earnings per share was 71 cents in the fourth quarter of 2024 compared to a loss of 14 cents in the fourth quarter of 2023. Local currency adjusted EPS(1) increased 29.4% in the fourth quarter.

“As expected, Sensient delivered strong performance in 2024, driven by solid volume growth and sales wins, particularly in natural colors. Our results demonstrate our ability to succeed in the markets we participate in and the strength of our product portfolio,” said Paul Manning, Sensient’s Chairman, President, and Chief Executive Officer.

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Sensient Technologies Corporation Earnings Release – Quarter Ended December 31, 2024 February 14, 2025	Page 2
Fourth Quarter Group Results

	Reported		Local Currency(1)
Revenue	Quarter	Year-to-Date	Quarter	Year-to-Date
Flavors & Extracts	2.8%	7.1%	3.4%	7.1%
Color	11.8%	6.6%	14.0%	7.3%
Asia Pacific	26.1%	11.2%	25.2%	13.0%
Total Revenue	7.8%	6.9%	8.9%	7.4%

	Reported		Adjusted Local Currency(1)
Operating Income	Quarter	Year-to-Date	Quarter	Year-to-Date
Flavors & Extracts	18.2%	10.6%	18.4%	10.8%
Color	24.4%	13.4%	27.4%	14.2%
Asia Pacific	44.3%	11.9%	41.7%	14.1%
Total Operating Income	420.8%	23.6%	20.8%	9.3%

The Flavors & Extracts Group reported fourth quarter 2024 revenue of $188.1 million, an increase of $5.2 million versus the prior year’s fourth quarter. The Group’s revenue benefited from favorable pricing and higher volumes. Segment operating income was $21.3 million in the fourth quarter of 2024, an increase of $3.3 million compared to the prior year’s fourth quarter. The higher operating income was also driven by the favorable pricing and higher volumes.

The Color Group reported revenue of $158.1 million in the fourth quarter of 2024, an increase of $16.7 million compared to the prior year’s fourth quarter. The Group’s revenue increase was driven primarily by higher volumes in both the food and pharmaceutical and personal care product lines. Segment operating income was $26.5 million in the fourth quarter of 2024, an increase of $5.2 million compared to the prior year’s fourth quarter results. The higher operating income was primarily a result of the higher volumes, along with favorable pricing.

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Sensient Technologies Corporation Earnings Release – Quarter Ended December 31, 2024 February 14, 2025	Page 3
The Asia Pacific Group reported revenue of $41.9 million in the fourth quarter of 2024, an increase of $8.7 million compared to the prior year’s fourth quarter. The Group’s revenue benefited primarily by higher volumes across nearly all geographies. Segment operating income was $8.5 million in the quarter, an increase of $2.6 million compared to the prior year’s fourth quarter. The higher operating income was primarily a result of the higher volumes.

Corporate & Other reported operating expenses of $14.4 million in the fourth quarter of 2024, compared to $37.2 million of operating expenses reported in the prior year’s fourth quarter. The decrease was primarily due to the Portfolio Optimization Plan costs of $27.8 million recorded in the fourth quarter of 2023, which were primarily non-cash costs. Local currency adjusted operating expenses(1) for Corporate & Other increased $4.1 million compared to the prior year’s fourth quarter, primarily due to higher performance-based compensation costs recorded in 2024.

2025 OUTLOOK

Metric	Current Guidance

Local Currency Revenue(1)	Mid-Single-Digit Growth

Local Currency Adjusted EBITDA(1)	Mid-Single-Digit to High Single-Digit Growth

Diluted EPS (GAAP)	Between $3.05 and $3.15*

Local Currency Adjusted Diluted EPS(1)	High Single-Digit to Double-Digit Growth

*Includes approximately 13 cents of Portfolio Optimization Plan costs and 10 to 15 cents of foreign currency headwinds based on current exchange rates

The Company’s guidance is based on current conditions and economic and market trends in the markets in which the Company operates and is subject to various risks and uncertainties as described below.

(1)	Please refer to “Reconciliation of Non-GAAP Amounts” at the end of this release for more information regarding our non-GAAP financial measures.

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Sensient Technologies Corporation Earnings Release – Quarter Ended December 31, 2024 February 14, 2025	Page 4
USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include: currency movements, depreciation and amortization, Portfolio Optimization Plan costs, and non-cash share-based compensation. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2024 fourth quarter financial results at 8:30 a.m. CST on Friday, February 14, 2025. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through February 21, 2025, by calling (877) 344-7529 and using access code 3864433. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after February 18, 2025.

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Sensient Technologies Corporation Earnings Release – Quarter Ended December 31, 2024 February 14, 2025	Page 5
This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2025 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage general business, economic, and capital market conditions, including actions taken by customers in response to such market conditions, and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies, disruptions and delays in the Company’s supply chain, and the conflicts between Russia and Ukraine and in the Middle East; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; the availability and cost of labor, logistics, and transportation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences, changing technologies, and changing regulations; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and Portfolio Optimization Plan; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; the Company’s ability to enhance its innovation efforts and drive cost efficiencies; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation
(In thousands, except percentages and per share amounts)
(Unaudited)

Consolidated Statements of Earnings	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change

Revenue	$376,420	$349,302	7.8%	$1,557,228	$1,456,450	6.9%

Cost of products sold	257,002	249,472	3.0%	1,050,135	996,153	5.4%
Selling and administrative expenses	77,422	91,767	(15.6%)	315,514	305,274	3.4%

Operating income	41,996	8,063	420.8%	191,579	155,023	23.6%
Interest expense	6,387	6,524		28,781	25,172

Earnings before income taxes	35,609	1,539		162,798	129,851
Income taxes	5,505	7,372		38,132	36,457

Net earnings	$30,104	$(5,833)	616.1%	$124,666	$93,394	33.5%

Earnings per share of common stock:
Basic	$0.71	$(0.14)		$2.96	$2.22
Diluted	$0.71	$(0.14)		$2.94	$2.21

Average common shares outstanding:
Basic	42,163	42,051		42,145	42,027
Diluted	42,454	42,051		42,396	42,242

Results by Segment	Three Months Ended December 31,			Year Ended December 31,
Revenue	2024	2023	% Change	2024	2023	% Change

Flavors & Extracts	$188,114	$182,939	2.8%	$793,698	$741,072	7.1%
Color	158,134	141,396	11.8%	647,939	607,959	6.6%
Asia Pacific	41,861	33,202	26.1%	162,525	146,090	11.2%
Intersegment elimination	(11,689)	(8,235)		(46,934)	(38,671)

Consolidated	$376,420	$349,302	7.8%	$1,557,228	$1,456,450	6.9%

Operating Income

Flavors & Extracts	$21,345	$18,059	18.2%	$97,094	$87,773	10.6%
Color	26,542	21,343	24.4%	119,529	105,370	13.4%
Asia Pacific	8,495	5,889	44.3%	34,458	30,800	11.9%
Corporate & Other	(14,386)	(37,228)		(59,502)	(68,920)

Consolidated	$41,996	$8,063	420.8%	$191,579	$155,023	23.6%

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Sensient Technologies Corporation
(In thousands)
(Unaudited)

Consolidated Condensed Balance Sheets	December 31, 2024	December 31, 2023

Cash and cash equivalents	$26,626	$28,934
Trade accounts receivable	290,087	272,164
Inventories	600,302	598,399
Prepaid expenses and other current assets	44,871	37,119
Total Current Assets	961,886	936,616

Goodwill & intangible assets (net)	423,658	436,177
Property, plant, and equipment (net)	491,587	505,277
Other assets	146,663	136,437

Total Assets	$2,023,794	$2,014,507

Trade accounts payable	$139,052	$131,114
Short-term borrowings	19,848	13,460
Other current liabilities	111,739	91,732
Total Current Liabilities	270,639	236,306

Long-term debt	613,523	645,085
Accrued employee and retiree benefits	24,499	27,715
Other liabilities	54,147	52,077
Shareholders' Equity	1,060,986	1,053,324

Total Liabilities and Shareholders' Equity	$2,023,794	$2,014,507

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Sensient Technologies Corporation
(In thousands, except per share amounts)
(Unaudited)

Consolidated Statements of Cash Flows
Year Ended December 31,

	2024	2023
Cash flows from operating activities:
Net earnings	$124,666	$93,394
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	60,329	57,820
Share-based compensation expense	10,084	8,933
Net (gain) loss on assets	(140)	541
Portfolio Optimization Plan costs	1,415	24,089
Deferred income taxes	(18,598)	(5,100)
Changes in operating assets and liabilities:
Trade accounts receivable	(29,638)	35,801
Inventories	(18,295)	(28,193)
Prepaid expenses and other assets	(5,407)	5,767
Trade accounts payable and other accrued expenses	8,995	(5,978)
Accrued salaries, wages, and withholdings	22,518	(17,830)
Income taxes	(810)	(1,175)
Other liabilities	2,032	1,628

Net cash provided by operating activities	157,151	169,697

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(59,212)	(87,868)
Proceeds from sale of assets	339	156
Acquisiton of new businesses	-	(1,650)
Other investing activities	(336)	1,741

Net cash used in investing activities	(59,209)	(87,621)

Cash flows from financing activities:
Proceeds from additional borrowings	159,321	351,662
Debt payments	(167,073)	(355,161)
Dividends paid	(69,399)	(69,222)
Other financing activities	(4,395)	(9,278)

Net cash used in financing activities	(81,546)	(81,999)

Effect of exchange rate changes on cash and cash equivalents	(18,704)	7,936

Net (decrease) increase in cash and cash equivalents	(2,308)	8,013
Cash and cash equivalents at beginning of period	28,934	20,921
Cash and cash equivalents at end of period	$26,626	$28,934

Supplemental Information
Year Ended December 31,	2024	2023

Dividends paid per share	$1.64	$1.64

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Sensient Technologies Corporation
(In thousands, except percentages and per share amounts)
(Unaudited)

Reconciliation of Non-GAAP Amounts

The Company's results for the three and twelve months ended December 31, 2024 and 2023 include adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which, in each case, exclude Portfolio Optimization Plan costs.

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Operating income (GAAP)	$41,996	$8,063	420.8%	$191,579	$155,023	23.6%
Portfolio Optimization Plan costs – Cost of products sold	839	3,135		1,362	3,135
Portfolio Optimization Plan costs – Selling and administrative expenses	17	24,706		5,269	24,706
Adjusted operating income	$42,852	$35,904	19.4%	$198,210	$182,864	8.4%

Net earnings (GAAP)	$30,104	$(5,833)	616.1%	$124,666	$93,394	33.5%
Portfolio Optimization Plan costs, before tax	856	27,841		6,631	27,841
Tax impact of Portfolio Optimization Plan costs(1)	(3,570)	(415)		(4,156)	(415)
Adjusted net earnings	$27,390	$21,593	26.8%	$127,141	$120,820	5.2%

Diluted earnings per share (GAAP)	$0.71	$(0.14)	607.1%	$2.94	$2.21	33.0%
Portfolio Optimization Plan costs, net of tax	(0.06)	0.65		0.06	0.65
Adjusted diluted earnings per share	$0.65	$0.51	27.5%	$3.00	$2.86	4.9%

Note: Earnings per share calculations may not foot due to rounding differences.

(1)	Tax impact adjustments were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Results by Segment	Three Months Ended December 31,
Operating Income	2024	Adjustments(2)	Adjusted 2024	2023	Adjustments(2)	Adjusted 2023
Flavors & Extracts	$21,345	$-	$21,345	$18,059	$-	$18,059
Color	26,542	-	26,542	21,343	-	21,343
Asia Pacific	8,495	-	8,495	5,889	-	5,889
Corporate & Other	(14,386)	856	(13,530)	(37,228)	27,841	(9,387)

Consolidated	$41,996	$856	$42,852	$8,063	$27,841	$35,904

Results by Segment	Year Ended December 31,
Operating Income	2024	Adjustments(2)	Adjusted 2024	2023	Adjustments(2)	Adjusted 2023
Flavors & Extracts	$97,094	$-	$97,094	$87,773	$-	$87,773
Color	119,529	-	119,529	105,370	-	105,370
Asia Pacific	34,458	-	34,458	30,800	-	30,800
Corporate & Other	(59,502)	6,631	(52,871)	(68,920)	27,841	(41,079)

Consolidated	$191,579	$6,631	$198,210	$155,023	$27,841	$182,864

(2)	Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation
(In thousands, except percentages)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the percentage change in the 2024 results compared to the 2023 results for the corresponding periods.

	Three Months Ended December 31, 2024
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Adjusted Local Currency
Flavors & Extracts	2.8%	(0.6%)	N/A	3.4%
Color	11.8%	(2.2%)	N/A	14.0%
Asia Pacific	26.1%	0.9%	N/A	25.2%
Total Revenue	7.8%	(1.1%)	N/A	8.9%

Operating Income
Flavors & Extracts	18.2%	(0.2%)	0.0%	18.4%
Color	24.4%	(3.0%)	0.0%	27.4%
Asia Pacific	44.3%	2.6%	0.0%	41.7%
Corporate & Other	(61.4%)	0.0%	(105.5%)	44.1%
Total Operating Income	420.8%	(6.7%)	406.7%	20.8%
Diluted Earnings Per Share	607.1%	(7.2%)	584.9%	29.4%
Adjusted EBITDA	17.5%	(1.3%)	N/A	18.8%

	Year Ended December 31, 2024
Revenue	Total	Foreign Exchange Rates	Adjustments(3)	Adjusted Local Currency
Flavors & Extracts	7.1%	0.0%	N/A	7.1%
Color	6.6%	(0.7%)	N/A	7.3%
Asia Pacific	11.2%	(1.8%)	N/A	13.0%
Total Revenue	6.9%	(0.5%)	N/A	7.4%

Operating Income
Flavors & Extracts	10.6%	(0.2%)	0.0%	10.8%
Color	13.4%	(0.8%)	0.0%	14.2%
Asia Pacific	11.9%	(2.2%)	0.0%	14.1%
Corporate & Other	(13.7%)	0.0%	(42.4%)	28.7%
Total Operating Income	23.6%	(1.0%)	15.3%	9.3%
Diluted Earnings Per Share	33.0%	(1.4%)	28.5%	5.9%
Adjusted EBITDA	7.6%	(0.7%)	N/A	8.3%

(3)	Adjustments consist of Portfolio Optimization Plan costs.

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Sensient Technologies Corporation
(In thousands, except percentages)
(Unaudited)

Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the reconciliation between Consolidated Operating Income (GAAP) and Adjusted EBITDA for the three and twelve months ended December 31, 2024 and 2023.

	Three Months Ended December 31,			Year Ended December 31,

	2024	2023	% Change	2024	2023	% Change
Operating income (GAAP)	$41,996	$8,063	420.8%	$191,579	$155,023	23.6%
Depreciation and amortization	15,144	14,460		60,329	57,820
Share-based compensation expense	3,104	1,648		10,084	8,933
Portfolio Optimization Plan costs, before tax	856	27,841		6,631	27,841
Adjusted EBITDA	$61,100	$52,012	17.5%	$268,623	$249,617	7.6%

The following table summarizes the reconciliation between Debt (GAAP) and Net Debt, and Operating Income (GAAP) and Credit Adjusted EBITDA for the year ended December 31, 2024 and 2023.

	Year Ended December 31,
Debt	2024		2023
Short-term borrowings	$19,848		$13,460
Long-term debt	613,523		645,085
Credit Agreement adjustments(4)	(13,129)		(16,743)
Net Debt	$620,242		$641,802

Operating income (GAAP)	$191,579		$155,023
Depreciation and amortization	60,329		57,820
Share-based compensation expense	10,084		8,933
Portfolio Optimization Plan costs, before tax	6,631		27,841
Other non-operating gains(5)	(905)		(762)
Credit Adjusted EBITDA	$267,718		$248,855

Net Debt to Credit Adjusted EBITDA	2.3	x	2.6	x

(4) Adjustments include cash and cash equivalents, as described in the Company's Third Amended and Restated Credit Agreement (Credit Agreement), and certain letters of credit and hedge contracts.
(5) Adjustments consist of certain financing transaction costs, certain non-financing interest items, and gains and losses related to certain non-cash, non-operating, and/or non-recurring items as described in the Credit Agreement.

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.